QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on February 12, 2014

Registration No. 333-

UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOULEVARD ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	46-4007249 (I.R.S. Employer Identification Number)

399 Park Avenue, 6th Floor
New York, NY 10022
(212) 878-3500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stephen S. Trevor
President and
Chief Executive Officer
Boulevard Acquisition Corp.
399 Park Avenue, 6th Floor
New York, NY 10022
(212) 878-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alan I. Annex, Esq. Joseph A. Herz, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, New York 10166 Tel: (212) 801-9200 Fax: (212) 801-6400	Bruce S. Mendelsohn, Esq. Alice Hsu, Esq. Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 Tel: (212) 872-1000 Fax: (212) 872-1002

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-193320

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)

Units, each consisting of one share of common stock, $.0001 par value, and one-half of one warrant(2)	4,025,000 Units	$10.00	$40,250,000	$5,184.20

Shares of common stock included as part of the units(3)	4,025,000 Shares	—	—	—(4)

Warrants included as part of the units(3)	2,012,500 Warrants	—	—	—(4)

Total			$40,250,000	$5,184.20

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 525,000 units, consisting of 525,000 shares of common stock and 262,500 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)
No fee pursuant to Rule 457(g).

(5)
The registrant previously registered securities having a proposed maximum aggregate offering price of $201,250,000 on its Registration Statement on Form S-1, as amended (File No. 333-193320)

            This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(B) under the Securities Act of 1933, as amended.

 Explanatory Note

        This Registration Statement on Form S-1 is being filed with respect to the registration of 4,025,000 additional units, consisting of one share of common stock, $.0001 par value per share, and one-half of one warrant, of Boulevard Acquisition Corp., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including 525,000 units that may be purchased by the underwriters to cover over-allotments, if any. This Registration Statement relates to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-193320) (the "Prior Registration Statement"), initially filed by the Registrant on January 13, 2014 and declared effective by the Securities and Exchange Commission on February 12, 2014. The required opinion of counsel and related consent and accountant's consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-193320) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of Rothstein Kass.

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

II-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 12th day of February, 2014.

BOULEVARD ACQUISITION CORP.
By:	/s/ STEPHEN S. TREVOR Stephen S. Trevor President, Chief Executive Officer and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ STEPHEN S. TREVOR Stephen S. Trevor	President, Chief Executive Officer, Secretary and Director (Principal Executive Officer)	February 12, 2014
/s/ THOMAS LARKIN Thomas Larkin	Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2014

II-2

QuickLinks

Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES